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                                             (Amendment to Employment Agreement)


                             SECRETARY'S CERTIFICATE


      The undersigned, Lawrence G. Bergman, hereby certifies that he is duly qualified and elected Secretary of Intervest Corporation of New York, a New York corporation (the "Corporation") and that, as such, he is authorized to execute this certificate on behalf of the Corporation, and further certifies that attached hereto as Exhibit A is a true and correct copy of certain resolutions duly adopted by the Executive Committee of the Board of Directors of the Corporation on August 3, 1998, which resolutions have not been amended, altered or repealed, and remain in full force and effect on the date hereof.

      IN WITNESS WHEREOF, the undersigned has executed this certificate the 18th day of March, 1999.







                                             -------------------
                                             Lawrence G. Bergman


EXHIBIT A

      RESOLVED, that the Employment Agreement dated as of July 1, 1995 between this Corporation and Jerome Dansker be modified so that the following paragraph is added at the end of Section 3(a) (Compensation: Benefits/Salary), and it hereby is approved, and any officer of the Corporation, be and they hereby are authorized to execute, in the name and in behalf of this Corporation, such modification to the Employment Agreement:

    "In addition to the aforesaid salary, Dansker shall receive additional salary of $1,000 per month for each $10,000,000 or part thereof of gross assets of the Corporation in excess of $110,000,000, which level of gross assets shall be determined at the end of each month. Such monthly increases to go into effect the month following the attainment of the corresponding level of gross assets and which shall become a permanent part of Dansker's salary, regardless of subsequent determinations of gross assets.

    The annual increases in salary as set forth in the first paragraph of this section shall also apply to such additional salary received during the time period used to compute such increases".